EXECUTION COPY

FOURTH AMENDMENT

TO

AMENDED AND RESTATED

SECURITIES LENDING MANAGEMENT AGREEMENT

Fourth Amendment dated as of December 7, 2010 (the “Amendment”) to the Amended and Restated Securities Lending Management Agreement dated as of January 16, 2009, as amended (the “Agreement”) by and between each of the entities on Annex B to the Agreement and Credit Suisse AG, New York Branch (f/k/a Credit Suisse, New York Branch).

In consideration of the mutual representations, warranties and covenants contained in the Agreement, the parties hereto hereby agree as follows:

1.	The introductory paragraph is deleted in its entirety and replaced with the following:

“AMENDED AND RESTATED SECURITIES LENDING MANAGEMENT AGREEMENT (this “Agreement”), dated as of January 16, 2009, by and between each of the entities listed on Annex B (each a “Lender”) and Credit Suisse AG, New York Branch (“Manager”).”

2.	Section 9 is amended by deleting the last sentence of Section 9(b) in its entirety and replacing it with the following:

“Further, Lender represents that Lender has advised Custodian of the foregoing, which has been acknowledged and agreed by the Custodian.”

3.	The definition of “Collateral Account” in Annex A is deleted in its entirety and replaced with the following:

““Collateral Account” shall mean one or more accounts established by Lender with the Custodian for the purpose of holding Loan Collateral, investments of Cash Collateral and Loan Fees paid by Approved Borrowers. Collateral Account shall include RidgeWorth Joint Collateral, Fund RGC8.”

Except as otherwise set forth herein, the Agreement shall remain unchanged and in full force and effect. From and after the date hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one instrument. This Amendment may be delivered by the exchange of facsimile copies of the executed counterparts with the same effect as if the parties had exchanged executed original counterparts.

THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the day and year first written above.

CREDIT SUISSE AG, NEW YORK BRANCH		RIDGEWORTH FUNDS

By	/s/ Gene Gemelli	By	/s/ Julia Short
Name:	Gene Gemelli	Name:	Julia Short
Title:	Authorized Signatory	Title:	President

By	/s/ Louis J. Impellizeri
Name:	Louis J. Impellizeri
Title:	Authorized Signatory

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